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                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 22, 1999, except note 18 for which the date is March 1, 1999, on the consolidated financial statements of JAKKS Pacific, Inc. in this Form 10-KSB into the previously filed Form S-3 Registration Statement of JAKKS Pacific, Inc. (File No. 333-48865).


                                   /s/ PANNELL KERR FORSTER
                                   ----------------------------
                                   Pannell Kerr Forster
                                   Certified Public Accountants
                                   A Professional Corporation


Los Angeles, California
March 29, 1999